Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 (No. 333-284446) of Flybondi Holdings plc of our report dated July 22, 2024 relating to the financial statements of Flybondi Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & Co. S.R.L.

/s/ Mario Angel Julio (Partner)
Autonomous City of Buenos Aires, Argentina.
February 10, 2025